As filed with the Securities and Exchange Commission on October 21, 2026

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
October 21, 2026
BANK OF AMERICA CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-6523	56-0906609
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
100 North Tryon Street
Charlotte, North Carolina 28255
(Address of principal executive offices)
(704) 386-5681
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BAC	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a share of Floating Rate Non-Cumulative Preferred Stock, Series E	BAC PrE	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a share of 6.000% Non-Cumulative Preferred Stock, Series GG	BAC PrB	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a share of 5.875% Non-Cumulative Preferred Stock, Series HH	BAC PrK	New York Stock Exchange
7.25% Non-Cumulative Perpetual Convertible Preferred Stock, Series L	BAC PrL	New York Stock Exchange
Depositary Shares, each representing a 1/1,200th interest in a share of	BML PrG	New York Stock Exchange
Bank of America Corporation Floating Rate Non-Cumulative
Preferred Stock, Series 1
Depositary Shares, each representing a 1/1,200th interest in a share of	BML PrH	New York Stock Exchange
Bank of America Corporation Floating Rate Non-Cumulative
Preferred Stock, Series 2
Depositary Shares, each representing a 1/1,200th interest in a share of	BML PrJ	New York Stock Exchange
Bank of America Corporation Floating Rate Non-Cumulative
Preferred Stock, Series 4
Depositary Shares, each representing a 1/1,200th interest in a share of	BML PrL	New York Stock Exchange
Bank of America Corporation Floating Rate Non-Cumulative
Preferred Stock, Series 5
Floating Rate Preferred Hybrid Income Term Securities of BAC Capital Trust XIII (and the guarantee related thereto)	BAC/PF	New York Stock Exchange
5.63% Fixed to Floating Rate Preferred Hybrid Income Term Securities of BAC Capital Trust XIV (and the guarantee related thereto)	BAC/PG	New York Stock Exchange
Income Capital Obligation Notes initially due December 15, 2066 of Bank of America Corporation	MER PrK	New York Stock Exchange
Senior Medium-Term Notes, Series A, Step Up Callable Notes, due	BAC/31B	New York Stock Exchange
November 28, 2031 of BofA Finance LLC (and the guarantee of the
Registrant with respect thereto)
Depositary Shares, each representing a 1/1,000th interest in a share of 5.375% Non-Cumulative Preferred Stock, Series KK	BAC PrM	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a share of 5.000% Non-Cumulative Preferred Stock, Series LL	BAC PrN	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a share of 4.375% Non-Cumulative Preferred Stock, Series NN	BAC PrO	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a share of 4.125% Non-Cumulative Preferred Stock, Series PP	BAC PrP	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a share of 4.250% Non-Cumulative Preferred Stock, Series QQ	BAC PrQ	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a share of 4.750% Non-Cumulative Preferred Stock, Series SS	BAC PrS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 21, 2026, the Board of Directors (the “Board”) of Bank of America Corporation (the “Corporation”) increased the size of the Board from 12 directors to 14 directors and appointed James Fitterling and William Thomas to serve on the Board, effective immediately. Mr. Fitterling was appointed to serve as a member of the Enterprise Risk Committee and the Compensation and Human Capital Committee, and Mr. Thomas was appointed to serve as a member of the Audit Committee and Corporate Governance Committee.

Mr. Fitterling is Executive Chairman of the Board of Directors and former President and Chief Executive Officer of Dow Inc. and Mr. Thomas is the former Global Chairman and Chief Executive Officer of KPMG International Limited. For their service on the Board and its committees, Messrs. Fitterling and Thomas will receive compensation as non-employee directors in accordance with the Corporation’s non-employee director compensation program described under the caption “Director Compensation” in the Corporation’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on March 23, 2026. Under the non-employee director compensation program, Messrs. Fitterling and Thomas will be granted restricted stock and cash awards on October 21, 2026, the amount of which will be prorated from the date of appointment to the Corporation’s next annual shareholders’ meeting.

A copy of the Corporation’s news release announcing the appointment of Messrs. Fitterling and Thomas is attached as Exhibit 99.1 and incorporated in this report by reference.

ITEM 9.01. Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

99.1	News Release dated October 21, 2026

104	Cover Page Interactive Data File (embedded in the cover page formatted in Inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANK OF AMERICA CORPORATION

By:	/s/ Ross E. Jeffries, Jr.
Ross E. Jeffries, Jr.
Deputy General Counsel and Corporate Secretary

Dated: October 21, 2026